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                                 August 28, 2003


                                                                     Exhibit 5.1


Sirius Satellite Radio Inc.
1221 Avenue of the Americas, 36th Floor
New York, New York 10020

Ladies and Gentlemen:

         We have acted as counsel to Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company, par value $0.001 per share (the "Common Stock"); (ii) warrants to purchase the Common Stock (the "Common Stock Warrants"); (iii) shares of preferred stock of the Company, par value $0.001 per share (the "Preferred Stock"); (iv) warrants to purchase the Preferred Stock (the "Preferred Stock Warrants"); (v) debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively the "Debt Securities"); (vi) warrants to purchase the Debt Securities (the "Debt Security Warrants"); and (vii) the Common Stock, the Preferred Stock and the Debt Securities which may be issued upon exercise of the Securities Warrants (as defined below). The Common Stock, the Preferred Stock, the Debt Securities, and the Securities Warrants are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $514,812,500.

         The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture") among the Company and such Trustee as shall be named therein (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") among the Company and such Trustee as shall be named therein (the "Subordinated Trustee").





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The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

         The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the "Securities Warrants." The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") between the Company and the Common Stock Warrant Agent as shall be named therein. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") among the Company and the Preferred Stock Warrant Agent as shall be named therein. The Senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the "Senior Debt Security Warrant Agreement") among the Company and the Senior Trustee. The Subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the "Subordinated Debt Security Warrant Agreement") among the Company and the Subordinated Trustee. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement and the Subordinated Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

         We have examined the Registration Statement, a form of the share certificate, the Certificate of Designations, the forms of the Indentures, and the forms of the Warrant Agreements, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.







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         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; and (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

         We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and the Indentures, the Indentures will have been duly authorized, executed and delivered by the Company and (2) execution, delivery and performance by the Company of the Debt Securities and the Indentures will not violate the laws of the State of Delaware or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

         We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:





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         1. With respect to the Common Stock, assuming (a) the taking by the
     Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting or similar agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

         2. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting or similar agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

         3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         4. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         Our opinions set forth in paragraphs 3 and 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.





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         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.



                                            Very truly yours,



                                            /s/ Simpson Thacher & Bartlett LLP
                                            SIMPSON THACHER & BARTLETT LLP